CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our auditor’s report dated March 17, 2023 with respect to the consolidated financial statements of Integra Resources Corp. and its subsidiaries as at December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2022, as being filed with the United States Securities and Exchange Commission (“SEC").

We also consent to the incorporation by reference in the Company’s Registration Statements on Form S-8 (File Nos. 333-242495 and 333-267507), of our auditor’s report dated March 17, 2023 with respect to the consolidated financial statements of Integra Resources Corp. and its subsidiaries as at December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022, as included in the Annual Report on Form 20-F of Integra Resources Corp. for the year ended December 31, 2022, as filed with the SEC.

/s/ MNP LLP

Chartered Professional Accountants

March 17, 2023

Vancouver, Canada